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                                                                    EXHIBIT 99.1


(AMERICAN HOMEPATIENT LOGO)                                         NEWS RELEASE
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Contacts:   Joseph F. Furlong          or           Stephen L. Clanton
            President and CEO                       Executive VP & CFO
            (615) 221-8884                          (615) 221-8884
                                                    PRIMARY CONTACT


FOR IMMEDIATE RELEASE


               AMERICAN HOMEPATIENT, INC. EXPRESSES CONCERNS THAT
              MEDICARE PLANS TO LOWER THE INHALATION DRUG THERAPY
                                 DISPENSING FEE

           -----------------------------------------------------------

BRENTWOOD, TN. (August 8, 2005) - American HomePatient, Inc. (OTC: AHOM.OB), today expressed concerns regarding the Centers for Medicare and Medicaid Services (CMS) proposed Medicare regulation issued August 1, 2005, which discussed the dispensing fee paid for providing nebulized inhalation drug therapy. The Company believes that CMS intends to lower the dispensing fee, beginning January 1, 2006.

As stated last year in comments to CMS, the Company remains concerned that without an adequate dispensing fee to offset the drastic cuts in reimbursement for the drugs that began January 1, 2005, many beneficiaries would be faced with an access problem "because few suppliers, if any, will be able to afford to provide these drugs at what will amount to a substantial financial loss."

The Company intends, once again, to inform CMS of the severity of the illnesses of the Medicare population that we serve and their need for nebulizer drugs in order to obtain the maximum therapeutic benefit. While the Company is pleased that CMS will make available Part D drug benefits for some Medicare patients who administer their inhalation drugs using a metered dose inhaler (MDI), we will continue to advocate on behalf of those patients who are not candidates for MDIs and must use a nebulizer, as determined by a physician.


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The ability of the Company to continue to provide inhalation drugs after 2005 will depend upon the amount of the dispensing fee to be determined by CMS for 2006 and beyond. Providers, such as the Company, could be forced to exit the inhalation drug business depending on the magnitude of a reduction in the dispensing fee. We intend to continue to work with CMS to ensure that these critical services are not taken away from Medicare beneficiaries.

American HomePatient, Inc. is one of the nation's largest home health care providers with 274 centers in 35 states. Its product and service offerings include respiratory services and medications, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD's Electronic Bulletin Board under the symbol AHOM or AHOM.OB.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding the final dispensing fee set by CMS. These risks and uncertainties are in addition to other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors may include the effect of healthcare regulation and reimbursement, government investigations, the ability to retain management, leverage and liquidity, and the effect of competition. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.








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